PACEL CORP.

           Certificate of Designation, Powers, Preferences and Rights
                                     Of the
               1997-CLASS A Series of Convertible Preferred stock

                                 (No Par Value)

                                 ---------------
                       Pursuant to Section 13.1-638 of the
                                Code of Virginia
                                  -------------


The undersigned, President of Pacel Corp., a Virginia Corporation (hereinafter called the "Company") does hereby certify as required by 13.1.638 that the following resolution has been duly adopted by the Board of Directors of the Company

RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of the Certificate of Incorporation, as amended (hereinafter the "Certificate of Incorporation") of the preferred stock of the Company authorized in Articles I & II of its Certificate of Incorporation (the "Preferred Stock"), a series of l,000,000 shares, which series shall have the following designations, powers, preferences, rights, qualifications, limitations and restrictions (in addition to the designations, powers, preferences, rights, qualifications, limitations and restrictions set forth in the Certificate of Incorporation of the Company which are applicable to the Preferred Stock):

1.    DESIGNATION.
      The designation of the said series of the Preferred Stock shall be the "The 1997-CLASS A Series of Convertible Preferred Stock: (the "1997-CLASS A Series").

2.    NUMBER OF SHARES; PAR VALUE.
      The number of shares of the 1997-CLASS A Series shall be limited to l,000,000. The shares of the 1997-CLASS A Series shall be issued as full shares without par value.

3.    DIVIDENDS.
      The holders of the 1997-CLASS A Series of Convertible Preferred Stock shall be entitled to receive, out of any funds of the Company at the time legally available for the declaration of dividends, a per share participating dividend equivalent to that declared and/or paid with respect to a share of Common Stock.

4.    LIQUIDATION.
      The shares of the 1997-CLASS A Series of Convertible Preferred Stock shall have no liquidation value. In the event of a liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of shares of the 1997-CLASS A Series of Convertible Preferred Stock shall not be entitled to receive out of the assets of the Company, whether such assets are capital or surplus of any nature, any liquidation price, distribution or payment.


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5.    REDEMPTION
      (a) At any time after June 30, 2000, the Company, at the option of the Board of Directors, CLASS A Series of Convertible Preferred Stock on any dividend date by paying in cash therefor $.001 per share and, in addition to such amount, an amount in cash equal to all dividends on the 1997-CLASS A Series of Convertible Preferred Stock declared but may redeem the whole of, or from time to time may redeem any part of, the 1997-unpaid and accumulated up to and including the date fixed for redemption.

      (b) In case of the redemption of a part only of the outstanding shares of the 1997-CLASS A Series of Convertible Preferred Stock, the Company shall designate by lot, in such manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Less than all of the shares of the 1997-CLASS A Series of Convertible Preferred Stock at any time outstanding may not be redeemed until al dividends declared, accrued and in arrears upon all of the shares of the 1997-CLASS A Series of convertible Preferred Stock outstanding shall have been paid for all past dividend periods on all shares of the 1997-CLASS A Series of Convertible Preferred Stock then outstanding, other than the shares to be redeemed, shall have been paid for all past dividend periods, and until full dividends, if any, for the then current dividend period on all shares of the 1997-CLASS A Series of Convertible Preferred Stock then outstanding, other than the shares to be redeemed, shall have been paid or declared and the full amount thereof set apart for payment. At least 30 days' previous notice by mail, postage prepaid, shall be given to the holders of record of the shares to be redeemed.

6.    VOTING.
      The 1997-CLASS A Series of Convertible Preferred Stock shall not have voting rights.

7.       CONVERSION.

      a) Subject to the provisions of sub-paragraph (b) below, the shares of the 1997-CLASS A Series of Convertible Preferred Stock shall, at the option of the respective holders thereof, be convertible into fully paid and nonassessable Common Shares of the Company, at any time and from time to time, except that any of such 1997-CLASS A shares which have been called for redemption shall be convertible up to and including, but not after, the close of business on the tenth (10) day prior to the redemption date.

         (i) In order to exercise the conversion privilege, the holder of any of the shares of the 1997- CLASS A Series to be converted shall surrender the certificate or certificates therefor to any transfer agent of the Company for such shares, duly endorsed in blank for transfer with the signature Medallion guaranteed, accompanied by written notice of election to convert such shares or a portion thereof executed on the form set forth on such certificates or on such other form as may be provided from time to time by the Company.

               As soon as practicable after the surrender of such certificates as provided above, the Company shall cause to be issued and delivered, at the office of such transfer agent, to or on the order of the holder of the certificates thus surrendered, a certificate or certificates for the number of full shares of Common Stock issuable hereunder upon the conversion of such shares of the 1997-CLASS A Series. Such conversion shall be deemed to have been effected on the date on which the certificates for such shares of the 1997-CLASS A Series have been surrendered as provided above, and the person in whose name any certificate or certificates for Common Stock are issuable upon conversion shall be deemed to have become on such date the holder of record of the shares represented thereby.

         (ii) The shares of 1997-CLASS A Series of Convertible Preferred Stock shall be convertible into Common Shares of the Company on a one-for-one basis; i.e., one share of 1997-CLASS A Series shall convert into one share of Common Stock.



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



         (iii) Earned and declared but unpaid and accrued or accumulated dividends on the 1997-CLASS A Series of Convertible Preferred Stock shall be payable in cash and shall not entitle the holder to any additional shares of Common Stock or any further conversion right with respect to such dividends.

         (iv) In case of the voluntary dissolution, liquidation, or winding up of the Company, all conversion rights of the holders of shares of 1997-CLASS A Series of Convertible Preferred Stock shall terminate on a date fixed by the Board of Directors, but not more than thirty (30) days prior to the record date for determining the holders of the Common Shares entitled to receive any distribution upon such dissolution, liquidation or winding up. The Company shall cause notice of the proposed action, and of the date of termination of conversion rights, to be mailed to the holders of record of shares of the 1997-CLASS A Series not later than thirty (30) days prior to the date of such termination, and shall promptly give similar notice to each transfer agent for such Preferred Stock and for the Common Stock.

         (v) No fractional share of Common Stock shall be issued upon conversion of any share of the 1997-CLASS A Series; furthermore, no scrip or cash balance shall be paid.

         (vi) As long as any of the shares of the 1997-CLASS A Series remain outstanding, the Company shall take all steps necessary to reserve and keep available a number of its authorized but unissued shares of Common Stock sufficient for issuance upon conversion of all such outstanding shares of the 1997-CLASS A Series.

         (vii) All certificates for the shares of the 1977-CLASS A Series surrendered for conversation as provided herein shall be cancelled and retired, and no further shares of the 1997-CLASS A Series shall be issued in lieu thereof.

         (viii)The exercise of the conversion privilege shall be subject to such regulations, not inconsistent with the foregoing provisions of this paragraph, as may from time to time be adopted by the Board of Directors of the Company.

         (ix) All shares of Common Stock issued upon the conversation of the shares of the 1997-CLASS A Series shall be validly issued and outstanding, and fully paid and nonassessable.

      b) In the event that prior to the conversion of any outstanding shares of the 1997-CLASS A Series, the COMPANY shall:

         (i) Issue any of its Common Shares as a share dividend or subdivide the number of outstanding Common Shares into a greater number of shares, then, in either of such cases, the conversion price of the Common Shares in effect at the time of such action shall be proportionately reduced and the number of shares at the time purchasable shall be proportionately reduced and the number of shares at the time purchasable shall be proportionately increased; and conversely, in the event the COMPANY shall contract the number of outstanding Common Shares by combining such shares into a smaller number of shares, then, in such case, the conversion price per share of the Common Shares in effect at the time of such action shall be proportionately decreased. If the COMPANY shall, prior to the conversion date declare a dividend payable in cash on its Common Shares and shall at substantially the same time offer to its shareholders a right to purchase new Common Shares from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Shares so issued shall, for the purposes of this provision, be deemed to have been issued as a share dividend. Any dividend paid


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

               or distributed upon the Common Shares in shares of any other class or securities convertible into Common Shares shall be treated as a dividend paid in Common Shares to the extent that Common Shares are issuable upon the conversion thereof. Or

         (ii) be recapitalized, or the COMPANY or a SUCCESSOR corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation, the registered Holders of any of the shares of the 1997-CLASS A Series shall thereafter have the right to convert such shares upon a basis adjusted for such recapitalization or consolidation or merger or conveyance. Or

         (iii) take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common Shares (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the COMPANY'S assets; or for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or of any classification, reclassification, or other reorganization of the shares which the COMPANY is authorized to issue, consolidation or merger of the COMPANY with or into another corporation, or conveyance of all or substantially all of the assets of the COMPANY; then, and in any such case, the COMPANY shall mail to the registered Holders of the outstanding shares of the 1997-CLASS A Series, at least 21 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution, or rights, or the date on which such classification, reclassification, reorganization, consolidation or merger, conveyance, is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which registered holders of Common Shares of record shall be entitled to participate in such dividend, distribution, or rights, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger or conveyance, as the case may be.

8.    NO PREEMPTIVE RIGHTS.

      (1)No  holder of any  shares  of the  1997-CLASS  A Series of  Convertible
      Preferred Stock, as such, shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of shares of any class or series, junior or senior thereto, or securities convertible into, exchangeable for, or exercisable for the purchase of, shares of any class or series, junior or senior, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed on its behalf by its undersigned President and attested to by its Secretary this 29th day of January, 1998.

                                                PACEL CORP.



                                                By: /s/ David E. Calkins
                                                   ---------------------------
                                                   David E. Calkins, President

ATTEST:
(Corporate Seal)



/s/ F. Kay Calkins
--------------------------
F. Kay Calkins, Secretary





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